Exhibit 23.3

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated April 7, 2005, with respect to the consolidated balance sheets of Electronics Boutique Holdings Corp. as of January 29, 2005 and January 31, 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended January 29, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of January 29, 2005, and the effectiveness of internal control over financial reporting as of January 29, 2005, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Amendment No. 1 to Form S-3 registration statement.

Our report with respect to the consolidated financial statements refers to a change in the method of accounting for consideration received from a vendor.


/s/ KPMG LLP
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Philadelphia, Pennsylvania
October 20, 2005